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EXHIBIT 99.2


                              FORM OF PROXY FOR F&M


                            F&M BANCORPORATION, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gail E. Janssen, John W. Johnson and Daniel E. Voet, and each of them, proxies, with full power of substitution, to represent and to vote as designated herein all shares of stock the undersigned is entitled to vote at the special meeting of shareholders of F&M Bancorporation, Inc. to be held at the Paper Valley Hotel and Conference Center, 333 West College Avenue, Appleton, Wisconsin, on Friday, October 22, 1999, at 8:00 a.m., central time, and at any adjournment thereof, hereby revoking any and all proxies heretofore given:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                 F&M BANCORPORATION, INC. 1999 SPECIAL MEETING

    (1) CITIZENS MERGER - Approval of the merger agreement by and among F&M Bancorporation, Inc., Citizens Banking Corporation, and Citizens Acquisition, Inc., in which F&M will become a wholly-owned subsidiary of Citizens, and each share of F&M common stock will be converted into
         1.303 shares of Citizens common stock:

         |_|  FOR                  |_| AGAINST                    |_|    ABSTAIN


    (2) OTHER MATTERS: In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof;

all as set out in the notice of meeting and joint proxy statement-prospectus relating to the special meeting, receipt of which is hereby acknowledged.

Check appropriate box
indicate changes below:


Address change?      |_|     Date ______________, 1999

Name change?         |_|     No. of Shares

                             ---------------------------------------------------
                             Signature(s) in box

                             PLEASE SIGN PERSONALLY AS NAME APPEARS AT LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, given full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.